UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. _______)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SPIRIT AEROSYSTEMS HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT DATED APRIL 11, 2023

TO THE PROXY STATEMENT DATED MARCH 15, 2023

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 26, 2023

This supplement (this “Supplement”) supplements the definitive proxy statement filed by Spirit AeroSystems Holdings, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 15, 2023 (the “Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors to be voted at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually via live audio webcast on Wednesday, April 26, 2023, at 11:00 a.m., Eastern Daylight Time. This Supplement is being filed with the SEC and made available to stockholders on or about April 11, 2023.

This Supplement updates the following disclosures:

1.	The disclosure on page 70 of the Proxy Statement in the section titled “Matters to Be Acted Upon” is being updated to clarify the voting standard for “Proposal 4—Approval of Amended and Restated 2014 Omnibus Incentive Plan.” The language under the heading “Voting Standard” on page 70 is hereby revised in its entirety to read as follows:

The Amended and Restated Omnibus Plan becomes effective on its approval by our stockholders. The affirmative vote of a majority of votes cast, in person or by proxy, will constitute the stockholders’ approval with respect to Proposal 4. A stockholder may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to Proposal 4. Any shares not voted (whether by abstention, broker non-vote, or otherwise) will have no impact on this Proposal 4.

2.	The disclosure on page 71 of the Proxy Statement in the section titled “Matters to Be Acted Upon” is being updated to clarify the voting standard for “Proposal 5— Ratification of Appointment of Independent Auditors.” The language under the heading “Voting Standard” on page 71 is hereby revised in its entirety to read as follows:

The affirmative vote of a majority of votes cast, in person or by proxy, will constitute the stockholders’ non-binding approval with respect to Proposal 5. A stockholder may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to Proposal 5. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on this Proposal 5. Proposal 5 is considered a routine matter under NYSE rules. As a result, brokers who do not receive voting instructions generally may vote on Proposal 5 in their discretion. Unless otherwise instructed, the proxy holders will vote proxies received by them “FOR” the proposal.

3.	The disclosure on page 76 of the Proxy Statement in the section titled “General Information” is being updated to clarify the voting standards for Proposals 2 through 5. The first sentence in the second paragraph under the heading “What vote is required to approve each item?” on page 76 is hereby revised in its entirety to read as follows:

Proposals 2 through 5 require the affirmative vote of a majority of votes cast, in person or by proxy, and entitled to vote.

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the Proxy Statement.

If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement.